ARTICLES OF ORGANIZATION

OF
SINCLAIR BROADCAST GROUP, LLC

    The undersigned, with the intention of creating a Maryland limited liability company pursuant to Section 3-902 of the Maryland General Corporation Law and the Maryland Limited Liability Company Act, files the following Articles of Organization:

    FIRST: These Articles of Organization shall be effective at 12:01 a.m. Eastern Time on June 1, 2023.

    SECOND: In accordance with Section 3-902 of the Maryland General Corporation Law, Sinclair Broadcast Group, Inc. (the “Corporation”) is converting into a limited liability company effective at 12:01 a.m. Eastern Time on June 1, 2023. The Corporation was formed in Maryland on November 19, 1986 and its original Articles of Incorporation were filed with the State Department of Assessments and Taxation of Maryland on November 19, 1986.

    THIRD: The name of the limited liability company (the “Company”) is Sinclair Broadcast Group, LLC.

    FOURTH: The purpose for which the Company is formed is to engage in any and all activities and exercise any power permitted to limited liability companies under the laws of the State of Maryland.

    FIFTH: The address of the Company’s principal office in Maryland is 10706 Beaver Dam Road, Hunt Valley, Maryland 21030.

    SIXTH: The resident agent of the Company in Maryland is The Corporation Trust, Incorporated, and its address is 2405 York Road, Suite 201, Baltimore County, Lutherville Timonium, Maryland 21093-2264.

[Signature Page Follows]

IN WITNESS WHEREOF, I have adopted and signed these Articles of Organization and do hereby acknowledge that the adoption and signing are my act.

Dated: May 25, 2023
    By: /s/ Christopher S. Ripley
    Name: Christopher S. Ripley
    Title:     Authorized Person

I hereby consent to my designation in this document as resident agent of the Company.

    The Corporation Trust, Incorporated

                         By: /s/ John Flynn
    Name: John Flynn
    Title: Assistant Secretary

Filing party’s return address:

10706 Beaver Dam Road
Hunt Valley, Maryland 21030